Contact:

Arthur F. Birmingham
Peapack-Gladstone Financial Corporation
T:  908-719-4308


                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                 REPORTS 4% INCREASE IN SECOND QUARTER EARNINGS


GLADSTONE, N.J.--(BUSINESS WIRE)--August 1, 2007 - Peapack-Gladstone Financial Corporation (AMEX:PGC) reported net income of $2.8 million for the second quarter of 2007, an increase of $118 thousand or 4.4 percent compared to the same period last year. Diluted earnings per share were $0.33 for the second quarter of 2007 and $0.32 for the second quarter of 2006. The annualized return on average assets was 0.86 percent and the annualized return on average equity was 10.57 percent for the second quarter of 2007.

         Net income for the first six months of 2007 was $5.5 million as compared to $5.9 million for the first six months of 2006, a decline of $436 thousand or 7.3 percent. Diluted earnings per share were $0.65 for the first half of 2007 compared to $0.71 for the same period in 2006. The return on average assets was 0.85 percent and the return on average equity was 10.43 percent for the first six months of 2007.

EARNINGS

Net Interest Income

         Net interest income, on a fully tax-equivalent basis, for the second quarter of 2007 was $8.9 million, an increase of $448 thousand or 5.3 percent from the same quarter last year and an increase of $345 thousand or 4.0 percent over the first quarter of 2007. On a fully tax-equivalent basis, the net interest margin for the second quarter of 2007 was 2.86 percent as compared to
2.73 percent for the same period last year and 2.82 percent in the first quarter of 2007. The increased emphasis on commercial and construction loans in accordance with the Corporation's strategic plan has contributed to the improvement in the margin. The Corporation expects the margin to improve further as the plan progresses.

         The yield on earning assets increased by 37 basis points to 5.82 percent in the second quarter of 2007 compared to 5.45 percent for the second quarter of 2006. Funding costs of interest-bearing liabilities also increased from 3.34 percent for the second quarter of 2006 to 3.67 percent for the second quarter of 2007, a 33 basis point increase. The continued increase in funding costs was due to the very competitive market for retail deposits and the corresponding change in the funding mix into higher cost products.

         Average loans increased $81.8 million for the second quarter of 2007 to $890.9 million as compared to the same quarter of 2006. Commercial mortgages, commercial loans and commercial construction loans increased $51.4 million, or
17.6 percent. The average mortgage loan portfolio grew by $23.7 million or 5.0 percent, during this period.

         Frank Kissel, Chairman and CEO, states, "Commercial loans contributed almost 63 percent of the total loan increase for the second quarter of this year. Our long-term plan calls for a substantial shift in our asset mix, with less emphasis on residential mortgages and more emphasis on commercial loans and commercial mortgages. Our plan calls for such loans to grow to approximately 60 percent of total loans from the current 38 percent. We believe that a material shift in our asset mix to higher yielding commercial loans will deliver a superior earnings performance over the coming years. In addition, the long-term plan estimates that our loan to deposit ratio will grow to approximately 90 percent from the current 76 percent."

         Average deposits for the second quarter of 2007 grew $114.3 million, or
10.8 percent to $1.17 billion from $1.06 billion for the same quarter of 2006. Money markets accounts averaged $371.6 million for the second quarter of 2007, an increase of $70.2 million, or 23.3 percent, over the same period last year, due in part to the introduction of a high-yield money market product. Average certificates of deposit increased $57.8 million, or 16.8 percent to $402.8 million for the second quarter of 2007 as promotional rates were offered at the new Summit Branch opening and other rates remained competitive. Money market accounts paid an average of 3.95 percent, while certificates of deposit paid an average of 4.89 percent during the second quarter of 2007.

         Average short-term borrowings declined to zero for the second quarter of 2007 from $102.0 million for the second quarter of 2006, a result of the strategic decision to reduce exposure to high-cost, short-term borrowings and reduce interest rate risk initiated in the third quarter of 2006. Average demand deposits increased $3.7 million or 2.0 percent in the second quarter of 2007 from the year ago period.

Other Income

         For the second quarter of 2007, other income was $3.6 million as compared to $3.0 million for the second quarter of 2006, an increase of $569 thousand, or 19.0 percent. Fee income generated by PGB Trust and Investments was $2.5 million, an increase of $381 thousand or 18.3 percent over the same quarter a year ago. The market value of trust assets under administration was in excess of $2.02 billion at June 30, 2007 an increase of $259.8 million or 14.7 percent over the market value at June 30, 2006. Net securities gains of $220 thousand were recorded in the second quarter of 2007, as compared to net securities gains of $5 thousand in the same quarter last year.

Other Expenses

         Other expenses totaled $8.0 million for the second quarter of 2007 as compared to $7.4 million for the second quarter of 2006, an increase of $633 thousand or 8.6 percent. For the second quarter of 2007, salaries and benefits expense was $4.4 million, increasing $427 thousand or 10.9 percent. Normal salary increases, additions to the professional lending staff and higher group health insurance accounted for the increase. Premises and equipment expenses were $1.75 million and $1.69 million for the second quarter of 2007 and 2006, respectively, an increase of $54 thousand, or 3.2 percent, reflecting investments in a new branch and equipment. All other expense categories increased $152 thousand or 8.6 percent for the second quarter 2007 as compared to 2006 due in part to increased advertising expense and professional fees. The Corporation opened its newest branch in Summit in March.

ASSET QUALITY

                  At June 30, 2007, non-performing loans totaled $5.9 million or
0.66 percent of total loans as compared to $3.9 million or 0.46 percent at June 30, 2006. The balance of non-performing assets at June 30, 2007 includes two commercial loans totaling $5.3 million. These loans are both well collateralized by properties with appraised values in excess of the loan amounts. Peapack-Gladstone Bank has no sub-prime loans or other higher-interest rate loans to consumers with impaired or non-existent credit histories in its mortgage loan portfolio.

         The allowance for loan losses was $7.0 million or 0.78 percent of total loans at June 30, 2007 as compared to $6.5 million or 0.78 percent of total loans at June 30, 2006. There were no net charge-offs or recoveries recorded in the second quarters of 2007 or 2006.

CAPITAL

         At June 30, 2007, shareholders' equity totaled $106.1 million as compared with $99.4 million at June 30, 2006, an increase of $6.7 million or 6.8 percent. The Corporation's leverage ratio, tier 1 and total risk based capital ratios at June 30, 2007 were 8.42 percent, 15.43 percent and 16.42 percent, respectively.

         The Corporation did not purchase any shares under its stock buy back program in the second quarter of 2007. A total of 60,900 shares have been repurchased since the program was originally announced in April 2005 and 89,100 shares are eligible to be repurchased under the program in the future.

         Peapack-Gladstone Financial Corporation is a bank holding company with total assets of $1.31 billion as of June 30, 2007. Peapack-Gladstone Bank, its wholly owned community bank was established in 1921, and has 22 branches in Somerset, Hunterdon, Morris and Union Counties. Its Trust Division, PGB Trust and Investments, operates at the Bank's main office located at 190 Main Street in Gladstone and at its Morristown office located at 233 South Street. To learn more about Peapack-Gladstone Financial Corporation and its services please visit our web site at www.pgbank.com or call 908-234-0700.

The foregoing contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's view of future interest income and net loans, management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as "expect", "look", "believe", "anticipate", "may", or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:

o     Unexpected decline in the direction of the economy in New Jersey.
o     Unexpected changes in interest rates.
o     Failure to grow commercial loans.
o     Inability to manage growth in commercial loans.
o     Unexpected loan prepayment volume.
o     Unanticipated exposure to credit risks.
o     Insufficient allowance for loan losses.
o     Competition from other financial institutions.
o Adverse effects of new government regulation or different than anticipated effects from existing regulations.
o     Decline in the levels of loan quality and origination volume.
o     Decline in trust assets or deposits.

Peapack-Gladstone assumes no obligation for updating any such forward-looking statements at any time.

                               (Tables to Follow)

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                    UNAUDITED
                (Dollars in Thousands, Except Per Share Amounts)


                                At or For The Three Months   At or For The Six Months
                                          Ended                       Ended
                                         June 30,                    June 30,
                                    2007          2006          2007          2006
                                    ----          ----          ----          ----
Income Statement Data:
Interest Income                  $   17,895    $   16,581    $   35,189    $   32,376
Interest Expense                      9,225         8,405        18,195        15,623
                                 ----------    ----------    ----------    ----------
Net Interest Income                   8,670         8,176        16,994        16,753
Provision For Loan Losses               100           100           225           139
                                 ----------    ----------    ----------    ----------
Net Interest Income After
     Provision For Loan Losses        8,570         8,076        16,769        16,614
Trust Fees                            2,459         2,078         4,601         4,323
Other Income                            881           908         1,765         1,798
Securities Gains                        220             5           382            56
Other Expenses                        8,019         7,386        15,577        14,505
                                 ----------    ----------    ----------    ----------
Income Before Income Taxes            4,111         3,681         7,940         8,286
Income Tax Expense                    1,298           986         2,435         2,345
                                 ----------    ----------    ----------    ----------
Net Income                       $    2,813    $    2,695    $    5,505    $    5,941
                                 ==========    ==========    ==========    ==========

Balance Sheet Data:
Total Assets                                                 $1,314,324    $1,327,562
Federal Funds Sold                                               23,665         1,660
Short-Term Investments                                              801           726
Securities Held To Maturity                                      49,732        66,958
Securities Available For Sale                                   267,486       338,589
Loans                                                           902,364       838,875
Allowance For Loan Losses                                         6,994         6,514
Deposits                                                      1,173,554     1,085,795
Borrowings                                                       23,073       131,092
Shareholders' Equity                                            106,148        99,399

Trust Division Assets under
    Administration (Market
     Value, Not Included
     Above)                                                  $2,021,898    $1,762,082

Performance Ratios:
Return on Average Assets               0.86%         0.83%         0.85%         0.92%
Return on Average Equity              10.57         10.83         10.43         11.94


                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                    UNAUDITED
                (Dollars in Thousands, Except Per Share Amounts)

                                At or For The Three Months   At or For The Six Months
                                          Ended                       Ended
                                         June 30,                    June 30,
                                    2007          2006          2007          2006
                                    ----          ----          ----          ----
Net Interest Margin
    (Taxable Equivalent Basis)         2.86%        2.73%        2.84%         2.84%

Asset Quality:
Loans past due over 90 days
     And Still Accruing                                    $      237    $        2
Non-Accrual Loans                                               5,674         3,874
Net Recoveries/(Charge-Offs)     $        0   $        0            1            (3)
Allowance For Loan Losses
    To Total Loans                                               0.78%         0.78%

Per Share Data:
Earnings Per Share (Basic)       $     0.34   $     0.33   $     0.67    $     0.72
Earnings Per Share (Diluted)           0.33         0.32         0.65          0.71
Book Value Per Share                                            12.77         12.03
Dividends Per Share                                              0.30          0.28

Capital Adequacy:
Tier I Leverage                                                  8.42%         8.13%
Tier I Capital to Risk-
  Weighted Assets                                               15.43         15.57
Tier I & II Capital to
    Risk-Weighted Assets                                        16.42         16.54


                                       PEAPACK-GLADSTONE FINANCIAL CORPORATION
                                                AVERAGE BALANCE SHEET
                                                      UNAUDITED
                                                   QUARTER-TO-DATE
                                    (Tax-Equivalent Basis, Dollars in Thousands)

                                             June 30, 2007                              June 30, 2006
                                  Average       Income/                      Average        Income/
                                  Balance       Expense        Yield         Balance        Expense        Yield
                                  -------       -------        -----         -------        -------        -----
ASSETS:
Interest-Earning Assets:
   Investments:
     Taxable (1)               $   271,494    $     3,435          5.06%   $   370,962    $     4,151          4.47%
     Tax-Exempt (1) (2)             56,597            740          5.23         51,478            688          5.35
   Loans (2) (3)                   890,939         13,590          6.10        809,161         11,957          5.91
   Federal Funds Sold               26,935            357          5.30          4,684             56          4.80
   Interest-Earning Deposits           718             10          5.77            949             12          4.91
                               -----------    -----------   -----------    -----------    -----------   -----------
   Total Interest-Earning
     Assets                      1,246,683    $    18,132          5.82%     1,237,234    $    16,864          5.45%
                               -----------    -----------   -----------    -----------    -----------   -----------
Noninterest-Earning Assets:
   Cash and Due from Banks          22,727                                      22,514
   Allowance for Loan
     Losses                         (6,896)                                     (6,416)
   Premises and Equipment           25,121                                      23,232
   Other Assets                     26,851                                      23,492
                               -----------                                 -----------
   Total Noninterest-Earning
     Assets                         67,803                                      62,822
                               -----------                                 -----------
Total Assets                   $ 1,314,486                                 $ 1,300,056
                               ===========                                 ===========

LIABILITIES:
Interest-Bearing Deposits
   Checking                    $   138,530    $       303          0.87%   $   141,999    $       240          0.68%
   Money Markets                   371,605          3,669          3.95        301,391          2,758          3.66
   Savings                          70,232            122          0.69         84,177            145          0.69
   Certificates of Deposit         402,787          4,927          4.89        344,959          3,692          4.28
                               -----------    -----------   -----------    -----------    -----------   -----------
     Total Interest-Bearing
       Deposits                    983,154          9,021          3.67        872,526          6,835          3.13
   Borrowings                       23,224            204          3.51        133,020          1,570          4.72
                               -----------    -----------   -----------    -----------    -----------   -----------
   Total Interest-Bearing
      Liabilities                1,006,378          9,225          3.67      1,005,546          8,405          3.34
                               -----------    -----------   -----------    -----------    -----------   -----------
Noninterest Bearing
     Liabilities
   Demand Deposits                 190,432                                     186,769
   Accrued Expenses and
     Other Liabilities              11,235                                       8,242
                               -----------                                 -----------
   Total Noninterest-Bearing
     Liabilities                   201,667                                     195,011
Shareholders' Equity               106,441                                      99,499
                               -----------                                 -----------
   Total Liabilities and
     Shareholders' Equity      $ 1,314,486                                 $ 1,300,056
                               ===========                                 ===========
   Net Interest Income                        $     8,907                                       8,459
                                              ===========                                 ===========
     Net Interest Spread                                           2.15%                                       2.11%
                                                            ===========                                 ===========
     Net Interest Margin (4)                                       2.86%                                       2.73%
                                                            ===========                                 ===========


                                       PEAPACK-GLADSTONE FINANCIAL CORPORATION
                                                AVERAGE BALANCE SHEET
                                                      UNAUDITED
                                                   QUARTER-TO-DATE
                                    (Tax-Equivalent Basis, Dollars in Thousands)

                                             June 30, 2007                              March 31, 2007
                                 Average        Income/                      Average        Income/
                                 Balance        Expense        Yield         Balance        Expense        Yield
                                 -------        -------        -----         -------        -------        -----
ASSETS:
Interest-Earning Assets:
   Investments:
     Taxable (1)               $   271,494    $     3,435          5.06%   $   282,137    $     3,509          4.97%
     Tax-Exempt (1) (2)             56,597            740          5.23         56,502            740          5.24
   Loans (2) (3)                   890,939         13,590          6.10        870,905         13,193          6.06
   Federal Funds Sold               26,935            357          5.30          5,884             79          5.38
   Interest-Earning Deposits           718             10          5.77            898             11          5.02
                               -----------    -----------   -----------    -----------    -----------   -----------
   Total Interest-Earning
     Assets                      1,246,683    $    18,132          5.82%     1,216,326    $    17,532          5.77%
                               -----------    -----------   -----------    -----------    -----------   -----------
Noninterest-Earning Assets:
   Cash and Due from Banks          22,727                                      23,127
   Allowance for Loan
     Losses                         (6,896)                                     (6,770)
   Premises and Equipment           25,121                                      24,406
   Other Assets                     26,851                                      26,642
                               -----------                                 -----------
   Total Noninterest-Earning
     Assets                         67,803                                      67,405
                               -----------                                 -----------
Total Assets                   $ 1,314,486                                 $ 1,283,731
                               ===========                                 ===========

LIABILITIES:
Interest-Bearing Deposits
   Checking                    $   138,530    $       303          0.87%   $   136,941    $       282          0.82%
   Money Markets                   371,605          3,669          3.95        378,082          3,837          4.06
   Savings                          70,232            122          0.69         72,574            124          0.68
   Certificates of Deposit         402,787          4,927          4.89        372,280          4,464          4.80
                               -----------    -----------   -----------    -----------    -----------   -----------
     Total Interest-Bearing
       Deposits                    983,154          9,021          3.67        959,877          8,707          3.63
   Borrowings                       23,224            204          3.51         27,930            263          3.77
                               -----------    -----------   -----------    -----------    -----------   -----------
   Total Interest-Bearing
      Liabilities                1,006,378          9,225          3.67        987,807          8,970          3.63
                               -----------    -----------   -----------    -----------    -----------   -----------
Noninterest Bearing
     Liabilities
   Demand Deposits                 190,432                                     180,247
   Accrued Expenses and
     Other Liabilities              11,235                                      10,967
                               -----------                                 -----------
   Total Noninterest-Bearing
     Liabilities                   201,667                                     191,214
Shareholders' Equity               106,441                                     104,710
                               -----------                                 -----------
   Total Liabilities and
     Shareholders' Equity      $ 1,314,486                                 $ 1,283,731
                               ===========                                 ===========
   Net Interest Income                        $     8,907                                 $     8,562
                                              ===========                                 ===========
     Net Interest Spread                                           2.15%                                       2.14%
                                                            ===========                                 ===========
     Net Interest Margin (4)                                       2.86%                                       2.82%
                                                            ===========                                 ===========

                                       PEAPACK-GLADSTONE FINANCIAL CORPORATION
                                                AVERAGE BALANCE SHEET
                                                      UNAUDITED
                                                    YEAR-TO-DATE
                                    (Tax-Equivalent Basis, Dollars in Thousands)

                                             June 30, 2007                               June 30, 2006
                                 Average        Income/                      Average        Income/
                                 Balance        Expense        Yield         Balance        Expense        Yield
                                 -------        -------        -----         -------        -------        -----
ASSETS:
Interest-Earning Assets:
   Investments:
     Taxable (1)               $   276,786    $     6,944          5.02%   $   372,494    $     8,216          4.41%
     Tax-Exempt (1) (2)             56,549          1,479          5.23         54,540          1,440          5.28
   Loans (2) (3)                   880,978         26,783          6.08        792,182         23,219          5.86
   Federal Funds Sold               16,468            436          5.30          3,090             72          4.67
   Interest-Earning Deposits           807             21          5.36            927             21          4.48
                               -----------    -----------   -----------    -----------    -----------   -----------
   Total Interest-Earning
     Assets                      1,231,588    $    35,663          5.79%     1,223,233    $    32,968          5.39%
                               -----------    -----------   -----------    -----------    -----------   -----------
Noninterest-Earning Assets:
   Cash and Due from Banks          22,926                                      22,205
   Allowance for Loan
     Losses                         (6,833)                                     (6,458)
   Premises and Equipment           24,765                                      22,478
   Other Assets                     26,748                                      23,304
                               -----------                                 -----------
   Total Noninterest-Earning
     Assets                         67,606                                      61,529
                               -----------                                 -----------
Total Assets                   $ 1,299,194                                 $ 1,284,762
                               ===========                                 ===========

LIABILITIES:
Interest-Bearing Deposits
   Checking                    $   137,740    $       585          0.85%   $   143,153    $       436          0.61%
   Money Markets                   374,825          7,506          4.01        292,257          4,905          3.36
   Savings                          71,397            246          0.69         86,274            295          0.68
   Certificates of Deposit         387,618          9,391          4.85        333,866          6,789          4.07
                               -----------    -----------   -----------    -----------    -----------   -----------
     Total Interest-Bearing
       Deposits                    971,580         17,728          3.65        855,550         12,425          2.90
   Borrowings                       25,564            467          3.65        141,490          3,198          4.52
                               -----------    -----------   -----------    -----------    -----------   -----------
   Total Interest-Bearing
      Liabilities                  997,144         18,195          3.65        997,040         15,623          3.13
                               -----------    -----------   -----------    -----------    -----------   -----------
Noninterest Bearing
     Liabilities
   Demand Deposits                 185,368                                     181,612
   Accrued Expenses and
     Other Liabilities              11,101                                       6,577
                               -----------                                 -----------
   Total Noninterest-Bearing
     Liabilities                   196,469                                     188,189
Shareholders' Equity               105,581                                      99,533
                               -----------                                 -----------
   Total Liabilities and
     Shareholders' Equity      $ 1,299,194                                 $ 1,284,762
                               ===========                                 ===========
   Net Interest Income                        $    17,468                                      17,345
                                              ===========                                      ======
     Net Interest Spread                                           2.14%                                       2.26%
                                                            ===========                                 ===========
     Net Interest Margin (4)                                       2.84%                                       2.84%
                                                            ===========                                 ===========

(1) Average balances for available-for sale securities are based on amortized cost.
(2) Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.
(3)   Loans are stated net of unearned income and include non-accrual loans.
(4) Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.